Exhibit 99.1
Workday Announces Fiscal 2026 First Quarter Financial Results

Fiscal First Quarter Total Revenues of $2.240 Billion, Up 12.6% Year Over Year
Subscription Revenues of $2.059 Billion, Up 13.4% Year Over Year

PLEASANTON, Calif., May 22, 2025 – Workday, Inc. (NASDAQ: WDAY), the AI platform for managing people, money, and agents, today announced results for the fiscal 2026 first quarter ended April 30, 2025.

Fiscal 2026 First Quarter Results

•Total revenues were $2.240 billion, an increase of 12.6% from the first quarter of fiscal 2025. Subscription revenues were $2.059 billion, an increase of 13.4% from the same period last year.
•Operating income was $39 million, or 1.8% of revenues, compared to an operating income of $64 million, or 3.2% of revenues, in the same period last year. Operating income in the first quarter of fiscal 2026 was impacted by restructuring expenses of $166 million. Non-GAAP operating income for the first quarter was $677 million, or 30.2% of revenues, compared to a non-GAAP operating income of $515 million, or 25.9% of revenues, in the same period last year.1
•Diluted net income per share was $0.25, compared to diluted net income per share of $0.40 in the first quarter of fiscal 2025. Net income per share in the first quarter of fiscal 2026 was impacted by restructuring expenses of $166 million. Non-GAAP diluted net income per share was $2.23, compared to non-GAAP diluted net income per share of $1.74 in the same period last year.1
•12-month subscription revenue backlog was $7.63 billion, up 15.6% from the same period last year. Total subscription revenue backlog was $24.62 billion, increasing 19.1% year-over-year.
•Operating cash flows were $457 million compared to $372 million in the prior year. Free cash flows were $421 million compared to $291 million in the prior year.1
•Workday repurchased approximately 1.3 million shares of Class A common stock for $293 million as part of its share repurchase programs.
•Cash, cash equivalents, and marketable securities were $7.97 billion as of April 30, 2025.

1See the section titled “About Non-GAAP Financial Measures” in the accompanying financial tables for further details.

Comments on the News

“Workday delivered another solid quarter, a testament to the durability of our business and the relevance of our platform as CEOs increasingly turn to us to drive efficiency, agility, and growth,” said Carl Eschenbach, CEO, Workday. “We are delivering real ROI for our customers by helping them effectively manage their most critical assets—people and money—on one unified platform with AI at the core.”

“Our first quarter results highlight the ongoing progress across our strategic growth areas and the continued efficiencies we are driving throughout the business,” said Zane Rowe, CFO, Workday. “We remain focused on executing in this uncertain environment and are reiterating our fiscal 2026 subscription revenue guidance of $8.8 billion while increasing our fiscal 2026 non-GAAP operating margin guidance to approximately 28.5%.”

Recent Highlights

•Workday introduced new Illuminate Agents to accelerate hiring, enhance frontline worker experiences, simplify financial processes, and improve employee information access.
•Evisort’s AI-powered contract intelligence and contract lifecycle management solutions became available through Workday.
•Workday welcomed new customers including Dover Corporation, Mutual of Omaha Insurance Company, and United Airlines, and expanded existing relationships with ASDA stores, Chipotle, CVS Health, and Decathlon.

•Workday was named a Leader in the 2025 Gartner® Magic Quadrant™ for Higher Education Student Information System Software as a Service1 and Talent Acquisition (Recruiting) Suites.2
•Workday was recognized as one of the 2025 World’s Most Ethical Companies® by Ethisphere for the fifth consecutive year.
•Workday saw notable industry growth in Q1, with the technology & media and manufacturing verticals each crossing $1 billion in annual recurring revenue.
•Workday continued its international expansion by going live on the AWS U.K. public cloud and announcing a new location for its EMEA headquarters in Dublin.
•Workday announced that its Board of Directors approved a new share repurchase program to repurchase up to an additional $1.0 billion of shares of its Class A common stock.

12025 Gartner® Magic Quadrant™ for Higher Education Student Information System Software as a Service. By Grace Farrell, Robert Yanckello, 24 March 2025.
22025 Gartner® Magic Quadrant™ for Talent Acquisition (Recruiting) Suites. By Rania Stewart, Jackie Watrous, Hiten Sheth, Emi Chiba, 2 April 2025.

Financial Outlook

Workday is providing guidance for the fiscal 2026 second quarter ending July 31, 2025 as follows:
•Subscription revenue of $2.160 billion, representing growth of 13.5%
•Non-GAAP operating margin of 28.0%1

Workday is updating guidance for the fiscal 2026 full year ending January 31, 2026 as follows:
•Subscription revenue of $8.800 billion, representing growth of 14.0%
•Non-GAAP operating margin of 28.5%1

1The Company has not provided a reconciliation of its forward outlook for non-GAAP operating margin with its forward-looking GAAP operating margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable to predict with reasonable certainty the amount and timing of adjustments that are used to calculate this non-GAAP financial measure, particularly related to stock-based compensation and its related tax effects, acquisition-related costs, and restructuring costs.

Earnings Call Details

Workday plans to host a conference call today to review its fiscal 2026 first quarter financial results and to discuss its financial outlook. The call is scheduled to begin at 1:30 p.m. PT/4:30 p.m. ET and can be accessed via webcast. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

Workday uses the Workday Blog as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Workday

Workday is the AI platform for managing people, money, and agents. The Workday platform is built with AI at the core to help customers elevate people, supercharge work, and move their business forever forward. Workday is used by more than 11,000 organizations around the world and across industries – from medium-sized businesses to more than 60% of the Fortune 500. For more information about Workday, visit workday.com.

© 2025 Workday, Inc. All rights reserved. Workday and the Workday logo are registered trademarks of Workday, Inc. All other brand and product names are trademarks or registered trademarks of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding our intended share repurchases, Workday’s second quarter and full year fiscal 2026 subscription revenue and non-GAAP operating margin, growth, and strategy. These forward-looking statements are based only on currently available information and our current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to risks, uncertainties, assumptions, and changes in circumstances that are difficult to predict and many of which are outside of our control. If the risks materialize, assumptions prove incorrect, or we experience unexpected changes in circumstances, actual results could differ materially from the results implied by these forward-looking statements, and therefore you should not rely on any forward-looking statements. Risks include, but are not limited to: (i) breaches in our security measures or those of our third-party providers, unauthorized access to our customers’ or other users’ personal data, or disruptions in our data center or computing infrastructure operations; (ii) service outages, delays in the deployment of our applications, and the failure of our applications to perform properly; (iii) privacy concerns and evolving domestic or foreign laws and regulations; (iv) the impact of continuing global economic and geopolitical volatility on our business, as well as on our customers, prospects, partners, and service providers; (v) any loss of key employees or the inability to attract, train, and retain highly skilled employees; (vi) competitive factors, including pricing pressures, industry consolidation, entry of new competitors and new applications, advancements in technology, and marketing initiatives by our competitors; (vii) our reliance on our network of partners to drive additional growth of our revenues; (viii) the regulatory, economic, and political risks associated with our domestic and international operations; (ix) adoption of our applications and services by customers and individuals, including any new features, enhancements, and modifications, as well as our customers’ and users’ satisfaction with the deployment, training, and support services they receive; (x) the regulatory risks related to new and evolving technologies such as AI and our ability to realize a return on our development efforts; (xi) our ability to realize the expected business or financial benefits of any acquisitions of or investments in companies; (xii) delays or reductions in information technology spending; (xiii) adverse litigation results; and (xiv) changes in sales, which may not be immediately reflected in our results due to our subscription model. Further information on these and additional risks that could affect Workday’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent report on Form 10-Q or Form 10-K and other reports that we have filed and will file with the SEC from time to time, which could cause actual results to vary from expectations. Workday assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Any unreleased services, features, or functions referenced in this document, our website, or other press releases or public statements that are not currently available are subject to change at Workday’s discretion and may not be delivered as planned or at all. Customers who purchase Workday services should make their purchase decisions based upon services, features, and functions that are currently available.

Workday, Inc.

Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	April 30, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$972	$1,543
Marketable securities	6,998	6,474
Trade and other receivables, net	1,363	1,950
Deferred costs	268	267
Prepaid expenses and other current assets	362	311
Total current assets	9,963	10,545
Property and equipment, net	1,140	1,239
Operating lease right-of-use assets	355	336
Deferred costs, noncurrent	544	561
Acquisition-related intangible assets, net	340	361
Deferred tax assets	1,013	1,039
Goodwill	3,478	3,478
Other assets	379	418
Total assets	$17,212	$17,977
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$92	$108
Accrued expenses and other current liabilities	271	296
Accrued compensation	548	578
Unearned revenue	3,812	4,467
Operating lease liabilities	98	99
Total current liabilities	4,821	5,548
Debt, noncurrent	2,985	2,984
Unearned revenue, noncurrent	65	80
Operating lease liabilities, noncurrent	310	279
Other liabilities	112	52
Total liabilities	8,293	8,943
Stockholders’ equity:
Common stock	0	0
Additional paid-in capital	11,701	11,463
Treasury stock	(1,601)	(1,308)
Accumulated other comprehensive income (loss)	(44)	84
Accumulated deficit	(1,137)	(1,205)
Total stockholders’ equity	8,919	9,034
Total liabilities and stockholders’ equity	$17,212	$17,977

Workday, Inc.

Condensed Consolidated Statements of Operations
(in millions, except number of shares which are reflected in thousands and per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenues:
Subscription services	$2,059	$1,815
Professional services	181	175
Total revenues	2,240	1,990
Costs and expenses (1):
Costs of subscription services	350	290
Costs of professional services	187	199
Product development	663	656
Sales and marketing	623	573
General and administrative	212	200
Restructuring (2)	166	8
Total costs and expenses	2,201	1,926
Operating income	39	64
Other income, net	64	59
Income before provision for income taxes	103	123
Provision for income taxes	35	16
Net income	$68	$107
Net income per share, basic	$0.25	$0.40
Net income per share, diluted	$0.25	$0.40
Weighted-average shares used to compute net income per share, basic	266,516	264,444
Weighted-average shares used to compute net income per share, diluted	270,296	270,298

(1) Costs and expenses include share-based compensation expense as follows:
	Three Months Ended April 30,
	2025	2024
Costs of subscription services	$42	$38
Costs of professional services	30	31
Product development	183	173
Sales and marketing	92	72
General and administrative	70	71
Restructuring	42	0
Total share-based compensation expense	$459	$385

(2) In February 2025, Workday announced a restructuring plan (“Fiscal 2026 Restructuring Plan”) intended to prioritize its investments and continue advancing Workday’s ongoing focus on durable growth. The plan reduced Workday’s workforce by approximately 7.5%. In connection with the plan, Workday has exited certain owned office space. During the three months ended April 30, 2025, Workday recorded expenses of $132 million for employee transition, severance payments, employee benefits, and share-based compensation expense, and $34 million related to an impairment of office space under the Fiscal 2026 Restructuring Plan. During the three months ended April 30, 2024, Workday recorded exit charges of $8 million associated with office space reductions under a separate restructuring plan.

Workday, Inc.

Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income	$68	$107
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84	75
Share-based compensation expense	459	385
Amortization of deferred costs	68	59
Non-cash lease expense	27	25
Losses on investments, net	1	7
Accretion of discounts on marketable debt securities, net	(20)	(33)
Deferred income taxes	18	6
Other	47	1
Changes in operating assets and liabilities, net of business combinations:
Trade and other receivables, net	601	509
Deferred costs	(53)	(40)
Prepaid expenses and other assets	(38)	(21)
Accounts payable	(4)	10
Accrued expenses and other liabilities	(131)	(193)
Unearned revenue	(670)	(525)
Net cash provided by operating activities	457	372
Cash flows from investing activities:
Purchases of marketable securities	(1,345)	(778)
Maturities of marketable securities	722	1,096
Sales of marketable securities	140	17
Capital expenditures	(36)	(81)
Business combinations, net of cash acquired	0	(512)
Purchases of non-marketable equity and other investments	(4)	0
Net cash used in investing activities	(523)	(258)
Cash flows from financing activities:
Repurchases of common stock	(290)	(128)
Taxes paid related to net share settlement of equity awards	(211)	(239)
Net cash used in financing activities	(501)	(367)
Effect of exchange rate changes	1	0
Net decrease in cash, cash equivalents, and restricted cash	(566)	(253)
Cash, cash equivalents, and restricted cash at the beginning of period	1,554	2,024
Cash, cash equivalents, and restricted cash at the end of period	$988	$1,771

Workday, Inc.
Reconciliations of GAAP to Non-GAAP Data

Reconciliations of Workday’s GAAP to non-GAAP operating results are included in the following tables (in millions, except number of shares which are reflected in thousands, percentages, and per share data). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended April 30,
	2025	2024
Non-GAAP operating income
Operating income	$39	$64
Share-based compensation expense (1)	417	385
Employer payroll tax-related items on employee stock transactions (1)	27	38
Amortization of acquisition-related intangible assets	21	17
Acquisition-related costs	7	3
Restructuring costs	166	8
Non-GAAP operating income	$677	$515

Non-GAAP operating margin (2)
Operating margin	1.8%	3.2%
Share-based compensation expense (1)	18.6%	19.3%
Employer payroll tax-related items on employee stock transactions (1)	1.2%	1.9%
Amortization of acquisition-related intangible assets	0.9%	0.9%
Acquisition-related costs	0.3%	0.2%
Restructuring costs	7.4%	0.4%
Non-GAAP operating margin	30.2%	25.9%

Non-GAAP diluted net income per share (2)(3)
Diluted net income per share	$0.25	$0.40
Share-based compensation expense (1)	1.54	1.42
Employer payroll tax-related items on employee stock transactions (1)	0.10	0.14
Amortization of acquisition-related intangible assets	0.08	0.06
Acquisition-related costs	0.02	0.01
Restructuring costs	0.61	0.03
Losses on strategic investments, net	0.00	0.03
Income tax effects	(0.37)	(0.35)
Non-GAAP diluted net income per share	$2.23	$1.74
(1)The Share-based compensation expense and Employer payroll tax-related items on employee stock transactions lines in the GAAP to non-GAAP reconciliation tables above exclude $42 million and $2 million, respectively, related to restructuring initiatives for the three months ended April 30, 2025. These expenses are included in the Restructuring costs lines.
(2)Operating margin and diluted net income per share are calculated using unrounded data.
(3)For the three months ended April 30, 2025, GAAP and non-GAAP diluted net income per share were calculated based upon 270,296 diluted weighted-average shares of common stock. For the three months ended April 30, 2024, GAAP and non-GAAP diluted net income per share were calculated based upon 270,298 diluted weighted-average shares of common stock.

Reconciliation of Workday’s GAAP cash flows from operating activities to non-GAAP free cash flow is as follows (in millions). See the section titled “About Non-GAAP Financial Measures” below for further details.

	Three Months Ended April 30,
	2025	2024
Net cash provided by operating activities	$457	$372
Less: Capital expenditures	(36)	(81)
Free cash flows	$421	$291

About Non-GAAP Financial Measures

Non-GAAP Financial Measures

To provide investors and others with additional information regarding Workday’s results, the following non-GAAP financial measures are disclosed: non-GAAP operating income, non-GAAP operating margin, non-GAAP diluted net income per share, and free cash flows. Workday has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Non-GAAP operating income and non-GAAP operating margin differ from GAAP in that they exclude share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, and restructuring costs. Non-GAAP diluted net income per share differs from GAAP in that it excludes share-based compensation expense, employer payroll tax-related items on employee stock transactions, amortization expense for acquisition-related intangible assets, acquisition-related costs, restructuring costs, gains and losses on strategic investments, and income tax effects. Free cash flows differ from GAAP cash flows from operating activities in that it treats capital expenditures as a reduction to cash flows.

Workday’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate Workday’s financial performance. Management believes these non-GAAP financial measures reflect Workday’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in Workday’s business. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Workday’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

Management believes excluding the following items from the GAAP Condensed Consolidated Statements of Operations is useful to investors and others in assessing Workday’s operating performance due to the following factors:

•Share-based compensation expense. Share-based compensation primarily consists of non-cash expenses for employee restricted stock units and our employee stock purchase plan. Although share-based compensation is an important aspect of the compensation of our employees and executives, this expense is determined using a number of factors, including our stock price, volatility, and forfeiture rates, that are beyond our control and generally unrelated to operational decisions and performance in any particular period. Further, share-based compensation expense is not reflective of the value ultimately received by the grant recipients.
•Employer payroll tax-related items on employee stock transactions. We exclude the employer payroll tax-related items on employee stock transactions in order to show the full effect that excluding share-based compensation expense has on our operating results. Similar to share-based compensation expense, this tax expense is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.
•Amortization of acquisition-related intangible assets. For business combinations, we generally allocate a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of the related amortization can vary significantly and are unique to each acquisition and thus we do not believe this activity is reflective of our ongoing operations. Although we exclude the amortization of acquisition-related intangible assets from these non-GAAP financial measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Acquisition-related costs. Acquisition-related costs include direct transaction costs, such as due diligence and advisory fees, and certain compensation and integration-related expenses. We exclude the effects of acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and do not correlate to the operation of our business.

•Restructuring costs. Restructuring costs are associated with a formal restructuring plan and are primarily related to workforce reductions, the closure of facilities, and other exit and disposal activities. We exclude these expenses because they are not reflective of ongoing business and operating results.
•Gains and losses on strategic investments. Our strategic investments include investments in early stage companies that are valuable to Workday customers and complementary to Workday products. Gains and losses on strategic investments may result from observable price adjustments and impairment charges on non-marketable equity securities, ongoing mark-to-market adjustments on marketable equity securities, and the sale of equity investments. We do not rely on these securities to fund our ongoing operations nor do we actively trade publicly held securities, and therefore we do not consider the gains and losses on these strategic investments to be reflective of our ongoing operations.
•Income tax effects. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a three year financial projection that excludes the direct impact of the items excluded from GAAP income in calculating our non-GAAP income. The projected rate considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. For fiscal 2026 and 2025, we determined the projected non-GAAP tax rate to be 19%, which reflects currently available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant acquisitions.

Additionally, with regards to free cash flows, Workday’s management believes that reducing cash provided by operating activities by capital expenditures is meaningful to investors and others because it provides an enhanced view of cash flow generation from the ongoing operations of our business, and it balances operating results, cash management, and capital efficiency.

The use of these non-GAAP measures have certain limitations as they do not reflect all items of expense or cash that affect Workday’s operations. Workday compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review Workday’s financial information in its entirety and not rely on a single financial measure.

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Investor Relations Contact:
ir@workday.com

Media Contact:
media@workday.com